UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

Cosmos Health Inc.

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 OTHER EVENTS

On May 25, 2023, Cosmos Health Inc. (the “Company”) entered into a binding letter of intent to acquire (the “Acquisition”) Docpharm GmbH (“Docpharm”), an established German pharmaceutical distributor. Established in 1995, Docpharm is an ISO-certified and licensed under GDP (Good Distribution Practices) pharmaceutical company that imports and distributes medicines, pharmaceutical products and medical devices.

The purchase price for the Acquisition is €800,000 in cash to be paid to the owners of Docpharm. An additional €1,000,000 will be provided by a basic credit line with a designated bank account within ten (10) days of closing of the Acquisition.

The Company will negotiate in good faith customary service agreements equal to or more favorable with the current service agreements with the managing directors. The closing of the Acquisition is subject to: (a) satisfactory completion of due diligence by the Company; (b) execution of a definitive purchase agreement; (c) approval of the Acquisition by the Company’s and GmbH’s Boards of Directors and the stockholders of GmbH; (d) confirmation that GmbH’s financial statements can be audited in accordance with the PCAOB and SEC rules and regulations; and (e) customary closing conditions. The Company was given exclusivity until July 15, 2023 to acquire GmbH.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number
10.1	Binding Letter of Intent dated May 25, 2023 by and among Cosmos Health Inc. and Docpharm GmbH and Dr. Mathias Krebs.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: May 31, 2023	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

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